Exhibit 99.2

News Release

Ecolab Inc.

1 Ecolab Place

St. Paul, Minnesota 55102

Ecolab Announces Pricing Terms of Exchange Offer

ST. PAUL, Minn. — Dec. 1, 2017 — Ecolab Inc. (“Ecolab”) (NYSE: ECL) today announced results as of the expiration of the early participation period at 5:00 p.m., New York City time, on November 30, 2017 (the “Early Participation Date”), of its offer (“Exchange Offer”) to certain eligible holders to exchange its outstanding 5.500% Notes due 2041 (CUSIP 278865 AM2) (the “Old Notes”) for up to $375 million aggregate principal amount (the “Exchange Cap”) of its newly issued 3.950% Notes due 2047 (“New Notes”). The 3.950% Notes due 2047 being offered in the Exchange Offer will be a further issuance of, and will be in addition to, the 3.950% Notes due 2047 (the “Original 2047 Notes”) Ecolab issued for cash on November 27, 2017, in the aggregate principal amount of $325 million.

The Exchange Offer is being conducted on the terms and subject to the conditions set forth in a confidential offering memorandum dated November 16, 2017, and related letter of transmittal (together, the “Exchange Offer Documents”).

The Total Exchange Consideration to be received in the Exchange Offer for each $1,000 principal amount of Old Notes validly tendered and not validly withdrawn prior to the Early Participation Date is set forth in the table below. The Total Exchange Consideration will be rounded to the nearest cent per $1,000 principal amount of Old Notes and includes an amount of $50.00 per $1,000 principal amount of Old Notes tendered and accepted for exchange by Ecolab (the “Early Participation Amount”). Since the aggregate principal amount of Old Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date resulted in the Exchange Cap being exceeded, Old Notes tendered will be subject to the proration procedures described in the Exchange Offer Documents, there will be no Final Settlement Date with respect to the Exchange Offer, and no additional tenders of Old Notes will be accepted for purchase in the Exchange Offer after the Early Participation Date.

Although participants in the Exchange Offer will not hold New Notes prior to the applicable settlement date, the first interest payment on the New Notes will include the interest accrued from the issuance date of the Original 2047 Notes to the applicable settlement date. Further, each holder whose Old Notes are accepted for exchange will receive a cash payment (reduced as described in the following sentence) representing interest, if any, that has accrued from the most recent interest payment date in respect of the Old Notes up to, but not including, the applicable settlement date; provided, that, holders of Old Notes will not receive accrued and unpaid interest that is due and payable on the applicable settlement date if the accrued and unpaid interest that is due and payable on the applicable settlement date on the New Notes exceeds the accrued and unpaid interest that is payable on the applicable settlement date on the Old Notes. Interest payable on the Old Notes up to, but not including, the applicable settlement date will be reduced by the interest accrued on the New Notes up to, but not including, the applicable settlement date.

CUSIP No.	Title of Series	Reference Yield (1)	Fixed spread (bps)	Total Exchange Consideration (2)(3)	Exchange Consideration (2)	New Notes Value	Payment per $1,000 of Old Notes to Holders Receiving the Total Exchange Consideration (2)(3)	Payment per $1,000 of Old Notes to Holders Receiving the Exchange Consideration (2)
278865 AM2	5.500% Notes due 2041	2.767%	93	$1,285.32	$1,235.32	$1,000.51	$1,284.66	$1,234.69

(1) The Reference U.S. Treasury Security used to determine the Total Exchange Consideration for the Old Notes is the 2.75% U.S. Treasury due August 15, 2047, as displayed on the Bloomberg Government Pricing Monitor Page FIT1. The Pricing Time was 2:00 p.m., New York City time, on December 1, 2017.

(2) For each $1,000 principal amount of Old Notes.

(3) Includes Early Participation Amount of $50.00 for each $1,000 principal amount of Old Notes.

Holders of such Old Notes may no longer validly withdraw tenders of Old Notes. The Exchange Offer will expire at 11:59 p.m., New York City time, on December 14, 2017, unless extended.

Only holders who have duly completed and submitted an eligibility letter (which may be found at www.dfking.com/ecl) are authorized to receive the Exchange Offer Documents and participate in the Exchange Offer. The eligibility letters include certifications that the holders are either (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) a non-”U.S. person” (as defined in Rule 902 under the Securities Act) located outside of the United States who are (i) not acting for the account or benefit of a U.S. person, (ii) a “non-U.S. qualified offeree” (as defined in the Exchange Offer Documents), and (iii) not resident in Canada.

Consummation of the Exchange Offer is subject to a number of conditions as set forth in the confidential offering memorandum relating to the Exchange Offer.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Ecolab entered into a registration rights agreement with respect to the New Notes and the Original 2047 Notes.

D.F. King & Co., Inc. will act as the Information Agent and the Exchange Agent for the Exchange Offer. Questions or requests for assistance related to the Exchange Offer or for additional copies of the Exchange Offer Documents may be directed to D.F. King & Co., Inc. at (877) 478-5039 (toll free) or (212) 269-5550 (collect) or ecl@dfking.com (email). You may also contact your broker, dealer commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Old Notes or New Notes.

The Exchange Offer is being made solely pursuant to the Exchange Offer Documents. The Exchange Offer is not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer will be deemed to be made on behalf of Ecolab by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain “forward-looking statements.” In this release we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project” (including the negative or variations thereof) or similar terminology, generally identify forward looking statements. Forward looking statements may also represent challenging goals for us. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward looking statements. We caution that undue reliance should not be placed on such forward looking statements, which speak only as of the date made.

Additional risks and uncertainties that may cause results to differ from those expressed in any forward looking statements are set forth under Item 1A, entitled Risk Factors, of our Annual Report on Form 10-K for the year ended December 31, 2016, and Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017, and include the vitality of the markets we serve including the impact of oil price fluctuations on the markets served by our Global Energy segment; the impact of economic factors such as the worldwide economy, capital flows, interest rates, foreign currency risk and reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar; our ability to attract and retain high caliber management talent to lead our business; our ability to execute key business initiatives, including information system upgrades; potential information technology infrastructure failures or breaches in data security; exposure to global economic, political and legal risks related to our international operations including with respect to anti-corruption law compliance; the costs and effects of complying with laws and regulations, including those relating to the environment and to the manufacture, storage, distribution, sale and use of our products; the occurrence of litigation or claims, including related to the Deepwater Horizon oil spill; our ability to develop competitive advantages through innovation; difficulty in procuring raw materials or fluctuations in raw material costs; our substantial indebtedness; our ability to acquire complementary businesses and to effectively integrate such businesses; restraints on pricing flexibility due to contractual obligations; pressure on operations from consolidation of customers, vendors or competitors; public health epidemics; potential losses arising from the impairment of goodwill or other assets; potential loss of deferred tax assets; changes in tax law and unanticipated tax liabilities; potential chemical spill or release; potential class action lawsuits; the loss or insolvency of a major customer or distributor; acts of war or terrorism; natural or manmade disasters; water shortages; severe weather conditions; and other uncertainties or risks reported from time to time in our reports to the SEC. We do not undertake, and expressly disclaim, any duty to update our forward looking statements.

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Contacts:

Michael Monahan

651.250.2809

Andrew Hedberg

651.250.2185

December 1, 2017

(ECL-C)